UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

CBAK ENERGY TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

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(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On May 10, 2021

To the Stockholders of CBAK ENERGY TECHNOLOGY, INC.:

You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of CBAK Energy Technology, Inc., a Nevada corporation (the “Company”) that will be held on May 10, 2021, at 9:00 a.m., local time, at BAK Industrial Park, Meigui Street, Huayuankou Economic Zone, Dalian City, 116450, China.

We are now filing this proxy statement on Schedule 14A (the “Proxy Statement”) with the Securities and Exchange Commission (“SEC”) in order to provide the disclosures required by the rules and regulations of the SEC in connection with the Special Meeting, which will be held for the following purposes:

1.	To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), any future adjustments of exercise prices of the Warrants below their floor prices in accordance with the terms of such warrants; and

2.	To approve one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposal.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice or made available over the Internet. We are not aware of any other business to come before the Special Meeting.

Only stockholders of record at the close of business on March 12, 2021 (the “Record Date”) are entitled to notice and to vote at the Special Meeting and any adjournment or postponement thereof.

It is important that your shares are represented at the Special Meeting. We urge you to review the attached Proxy Statement and, whether or not you plan to attend the Special Meeting in person, please vote your shares promptly by casting your vote via the Internet or, if you receive a full set of proxy materials by mail or request one be mailed to you, and prefer to mail your proxy or voter instructions, please complete, sign, date, and return your proxy or vote instruction form in the pre-addressed envelope provided, which requires no additional postage if mailed in the United States. You may revoke your vote by submitting a subsequent vote over the Internet or by mail before the Special Meeting, or by voting in person at the Special Meeting.

If you plan to attend the Special Meeting, please notify us of your intentions. This will assist us with meeting preparations. If your shares are not registered in your own name and you would like to attend the Special Meeting, please follow the instructions contained in the Notice of Internet Availability of Proxy Materials that is being mailed to you and any other information forwarded to you by your broker, trust, bank, or other holder of record to obtain a valid proxy from it. This will enable you to gain admission to the Special Meeting and vote in person.

By Order of the Board of Directors,

/s/ Yunfei Li
Chairman

March     , 2021

i

CBAK ENERGY TECHNOLOGY, INC.

BAK Industrial Park,

Meigui Street, Huayuankou Economic Zone,

Dalian City, 116450, China

PROXY STATEMENT

This Proxy Statement and the accompanying proxy are being furnished with respect to the solicitation of proxies by the Board of Directors of CBAK Energy Technology, Inc., a Nevada corporation (the “Company” or “we”), for the Company’s Special Meeting of Stockholders (the “Special Meeting”). The Special Meeting is to be held at 9:00 a.m., local time, on May 10, 2021, and at any adjournment(s) or postponement(s) thereof, at the principal executive offices of the Company, located at BAK Industrial Park, Meigui Street, Huayuankou Economic Zone, Dalian City, 116450, China.

The approximate date on which the Proxy Statement and the accompanying notice and form of proxy are intended to be sent or made available to stockholders is on or about ______, 2021.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE SPECIAL MEETING

Why am I receiving these materials?

Our records indicate that you owned your shares of Company common stock, par value $0.001 per share (the “Common Stock”) at the close of business on March 12, 2021 (the “Record Date”). You have been sent this Proxy Statement and the enclosed proxy because the Company is soliciting your proxy to vote your shares of Common Stock at the Special Meeting on the proposals described in this Proxy Statement.

What proposals will be voted on at the Special Meeting?

The following proposals will be voted on at the Special Meeting:

(1)	The approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of any future adjustments of exercise prices of the Warrants below their floor prices in accordance with the terms of such warrants (Proposal 1); and

(2)	The approval of one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposal (Proposal 2).

We will also consider any other business that properly comes before the Special Meeting. If any other matters are properly brought before the Special Meeting, the persons named in the enclosed proxy card or voter instruction card will vote the shares they represent using their judgment.

What are the recommendations of the Board of Directors?

Our Board of Directors unanimously recommends that you vote:

(1)	“For” the approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of any future adjustments of exercise prices of the Warrants below their floor prices in accordance with the terms of such warrants; and

(2)	“For” the approval of one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposal (Proposal 2).

Will there be any other items of business on the agenda?

The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the Special Meeting or at any postponement or adjournment of the Special Meeting. Those persons intend to vote that proxy in accordance with their judgment.

Who is entitled to vote at the Special Meeting?

All owners of our Common Stock as of the close of business on the Record Date are entitled to vote their shares of Common Stock at the Special Meeting and any adjournment or postponement thereof. As of the Record Date, a total of 88,106,019 shares of Common Stock are outstanding and eligible to vote at the Special Meeting. Each share of Common Stock is entitled to one vote on each matter properly brought before the Special Meeting. The enclosed proxy card or voting instruction card shows the number of shares you are entitled to vote at the Special Meeting.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with the Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Special Meeting or vote by proxy. Whether or not you plan to attend the Special Meeting, to ensure your vote is counted, we encourage you to vote either by Internet or by filling out and returning the enclosed proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the Record Date your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As the beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. However, since you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a legal proxy issued in your name from your broker, bank or other agent. We strongly encourage you to vote.

How do I vote?

Your shares may only be voted at the Special Meeting if you are present in person or are represented by proxy. Whether or not you plan to attend the Special Meeting, we encourage you to vote by proxy to ensure that your shares will be represented.

You may vote using any of the following methods:

●	By Internet. You may vote by using the Internet in accordance with the instructions provided on the Notice of Internet Availability of Proxy Materials. The Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

●	By Mail. Stockholders of record of Common Stock as of the Record Date may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. If you return your signed proxy but do not indicate your voting preferences, your shares will be voted on your behalf “FOR” the approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of any future adjustments of exercise prices of the Warrants below their floor prices in accordance with the terms of such warrants(Proposal 1); and “FOR” the approval of one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposal (Proposal 2). Stockholders who hold shares beneficially in street name and have requested to receive printed proxy materials may provide voting instructions by mail by completing, signing and dating the voting instruction forms provided by their brokers, banks or other nominees and mailing them in the accompanying pre-addressed envelopes.

●	In person at the Special Meeting. Shares held in your name as the stockholder of record may be voted in person at the Special Meeting or at any postponement or adjournment of the Special Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Special Meeting, we recommend that you also submit your proxy or voting instructions by mail or Internet so that your vote will be counted if you later decide not to attend the Special Meeting.

Can I change my vote or revoke my proxy?

You may revoke your proxy or change your vote at any time before the closing of the polls at the Special Meeting. If you are a stockholder of record at the Record Date, you can revoke your proxy or change your vote by:

●	sending a signed notice stating that you revoke your proxy to us that bears a date later than the date of the proxy you want to revoke and is received prior to the Special Meeting;

●	submitting a valid, later-dated proxy via the Internet before 6 p.m. on May 9, 2021 (Eastern Time), or by mail that is received prior to the special meeting; or

●	attending the Special Meeting (or, if the Special Meeting is adjourned or postponed, attending the adjourned or postponed meeting) and voting in person, which automatically will cancel any proxy previously given, or revoking your proxy in person, but your attendance alone will not revoke any proxy previously given.

If you hold your shares in “street name” through a broker, bank or other nominee holder of record, you must contact your brokerage firm, bank or other nominee holder of record to change your vote or obtain a written legal proxy to vote your shares if you wish to cast your vote in person at the Special Meeting.

Who may attend the Special Meeting?

All stockholders that were stockholders of the Company as of the Record Date, or their authorized representatives, may attend the Special Meeting. Admission to the Special Meeting will be on a first-come, first-served basis. If your shares are held in the name of a brokerage firm, bank, dealer or other similar organization that holds your shares in “street name” and you plan to attend the Special Meeting, you should obtain a legal proxy from the broker, bank or nominee that holds your shares to ensure your admission.

What constitutes a quorum and how will votes be counted?

The Special Meeting will be held if a quorum, consisting of thirty-three and one-third percent (33-1/3%) of the outstanding shares of Common Stock entitled to vote as of the Record Date, is represented in person or by proxy. Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining a quorum.

A broker “non-vote” occurs when a nominee, such as a bank or broker, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange, absent instructions from the beneficial owners, banks and brokers who hold shares in street name for beneficial owners have the authority to vote only on routine corporate matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on certain “non-routine” matters. Each of the proposals to be considered at this Special Meeting as described in this proxy statement is considered non-routine. Therefore, brokers, banks and other nominee holders of record do not have discretionary authority to vote on any of these proposals.

Broker non-votes are counted for purposes of determining whether or not a quorum exists for the transaction of business at the Special Meeting or any postponement or adjournment of the Special Meeting, but will not be counted for purposes of determining the number of shares represented and voted with respect to an individual proposal, and therefore will have no effect on the outcome of the vote on an individual proposal. Thus, if you do not give your broker specific voting instructions, your shares may not be voted on these “non-routine” matters and will not be counted in determining the number of shares necessary for approval.

How are proxies being solicited and who will pay for the solicitation of proxies?

This proxy solicitation is being made by the Company on behalf of the Board of Directors of the Company and will be paid for by the Company. We will reimburse brokerage firms, banks and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of our directors, officers and regular employees personally or by telephone, facsimile or electronic mail. No additional compensation will be paid to these persons for such services.

How many votes are needed to approve each proposal?

Approval of Proposal 1 will require the affirmative vote of the majority of the votes cast on this proposal (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” such proposal). Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Approval of Proposal 2 will require the affirmative vote of the majority of the votes cast, whether or not a quorum exists. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

I am a stockholder, and I only received a copy of the Notice of Internet Availability of Proxy Materials (“Notice”) in the mail. How may I obtain a full set of the proxy materials?

In accordance with the “notice and access” rules of the SEC, we may furnish proxy materials, including this Proxy Statement, to our stockholders of record and beneficial owners of shares by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. If you would like to receive a paper or electronic copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, these proxy materials, stockholders may contact:

Corporate Secretary

CBAK Energy Technology, Inc.

BAK Industrial Park,

Meigui Street, Huayuankou Economic Zone,

Dalian City, 116450, China

Telephone: 86-411-39185985; Fax: 86-411-39185980

E-mail: ir@cbak.com.cn

Stockholders who hold shares in street name (as described above) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Whom should I contact with other questions?

You may obtain information from us by making a request by telephone or in writing at the address of our Corporate Secretary set forth above.

Important Notice Regarding the Availability of Proxy Materials for
the Special Meeting to Be Held on May 10, 2021:

The Notice of Special Meeting of Stockholders and Proxy Statement are
available at http://onlineproxyvote.com/CBAK/

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS

Securities Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us with respect to the beneficial ownership of our Common Stock as of the close of business on the Record Date for: (i) each person known by us to beneficially own more than 5% of our voting securities, (ii) each named executive officer, (iii) each of our directors and nominees, and (iv) all of our named executive officers and directors as a group:

	Amount and Nature of Beneficial Ownership (1)
Names of Management and Names of Certain Beneficial Owners (1)	Number (2)	Percent (3)
Officers and Directors
Yunfei Li (6) (8) (10) (14)	10,860,039	12.31%
J. Simon Xue (7) (11)	24,999	*
Martha C. Agee (4) (11)	44,999	*
Jianjun He (4) (11)	44,999	*
Guosheng Wang (5)	112,501	*
Xiangyu Pei (13)	177,983	*
All executive officers and directors as a group (6 persons)	11,265,520	12.77%
Principal Stockholders
Dawei Li (8) (10)	6,733,359	7.63%
Asia EVK Energy Auto Limited (9) (10) (14)	9,702,615	11.00%
Ping Shen (12) (14)	8,668,983	9.83%

*	Denotes less than 1% of the outstanding shares of Common Stock.

(1)	The number of shares beneficially owned is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power, and also any shares which the individual has the right to acquire within 60 days of the Record Date, through the exercise or conversion of any stock option, convertible security, warrant or other right (a “Presently Exercisable” security). Including those shares in the table does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.

(2)	Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of Common Stock listed as owned by that person or entity.

(3)	A total of 88,106,019 shares of Common Stock are considered to be outstanding on the Record Date. For each beneficial owner above, any Presently Exercisable securities of such beneficial owner have been included in the denominator, pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

(4)	On June 30, 2015, each of our independent directors then was granted 30,000 restricted shares of the Company’s Common Stock, under the 2015 Equity Incentive Plan, or the 2015 Plan. The restricted shares vest over a three-year period in 12 equal quarterly installments with the first vesting date on June 30, 2015.

(5)	On June 30, 2015, Mr. Guosheng Wang was granted 50,000 restricted shares of the Company’s Common Stock, under the 2015 Plan. The restricted shares vest over a three-year period in 12 equal quarterly installments with the first vesting date on June 30, 2015. On April 19, 2016, Mr. Wang was granted an additional 20,000 restricted shares under the 2015 Plan. Such shares vest semi-annually in 6 equal installments over a three-year period with the first vesting on December 31, 2016. On August 23, 2019, pursuant to the 2015 Plan, the Company granted Mr. Wang an aggregate of 70,000 restricted share units of the Company’s Common Stock. The share units vest semi-annually in 6 equal installments over a three-year period with the first vesting on September 30, 2019.

(6)

On June 30, 2015, Mr. Yunfei Li was granted 30,000 restricted shares of the Company’s Common Stock, under the 2015 Plan. The restricted shares vest over a three-year period in 12 equal quarterly installments with the first vesting date on June 30, 2015. On April 19, 2016, pursuant to the 2015 Plan, the Company granted Mr. Li an aggregate of 150,000 restricted shares of the Company’s Common Stock. The restricted shares vest semi-annually in 6 equal installments over a three-year period with the first vesting on December 31, 2016. On February 17, 2017, we signed a letter of understanding with each of eight individual investors, including our CEO, Mr. Yunfei Li, whereby these stockholders agreed in principle to subscribe for new shares of our Common Stock totaling $10 million. The issue price would be determined with reference to the market price prior to the issuance of new shares. In January 2017, the stockholders paid us a total of $2.1 million as refundable deposits, among which, Mr. Yunfei Li agreed to subscribe new shares totaling $1.12 million and pay a refundable deposit of $0.2 million. In April and May 2017, we received cash of $9.6 million from these stockholders. On May 31, 2017, we entered into a securities purchase agreement with these investors, pursuant to which we agreed to issue an aggregate of 6,403,518 shares of Common Stock to these investors, at a purchase price of $1.50 per share, for an aggregate price of $9.6 million, including 746,018 shares were issued to Mr. Yunfei Li, our CEO. On June 22, 2017, we issued the shares to the investors.

On August 23, 2019, pursuant to the 2015 Plan, the Company granted Mr. Li an aggregate of 400,000 restricted share units of the Company’s Common Stock. The share units vest semi-annually in 6 equal installments over a three-year period with the first vesting on September 30, 2019.

(7)	On April 19, 2016, pursuant to the 2015 Plan, the Company granted Dr. Xue an aggregate of 30,000 restricted shares of the Company’s Common Stock. The restricted shares vest semi-annually in 6 equal installments over a three-year period with the first vesting on December 31, 2016.

(8)	On January 7, 2019, we entered into a cancellation agreement with Mr. Yunfei Li and Mr. Dawei Li, who loaned an aggregate of approximately $5.2 million (the “First Debt”) to the Company’s subsidiary, Dalian CBAK Power Battery Co., Ltd (“CBAK Power”). Pursuant to the terms of the cancellation agreement, the creditors agreed to cancel the First Debt in exchange for an aggregate of 5,098,040 shares of Common Stock of the Company at an exchange price of $1.02 per share. According to the amount of loan, 3,431,373 and 1,666,667 shares were issued to Mr. Dawei Li and Mr. Yunfei Li, respectively. Upon receipt of the shares, the creditors released the Company from any claims, demands and other obligations relating to the First Debt.

(9)	On April 26, 2019, we entered into a cancellation agreement with Mr. Jun Lang, Ms. Jing Shi and Asia EVK Energy Auto Limited (“Asia EVK”), who loaned an aggregate of approximately $5.4 million to CBAK Power (the “Second Debt”). Pursuant to the terms of the cancellation agreement, the creditors agreed to cancel the Second Debt in exchange for an aggregate of 5,205,905 shares of Common Stock of the Company at an exchange price of $1.1 per share. According to the amount of loan, 300,534, 123,208 and 4,782,163 shares were issued to Mr. Jun Lang, Ms. Jing Shi and Asia EVK, respectively. Upon receipt of the shares, the creditors released the Company from any claims, demands and other obligations relating to the Second Debt.

(10)	On July 26, 2019, we entered into a cancellation agreement with Mr. Dawei Li, Mr. Yunfei Li and Asia EVK, who loaned an aggregate of approximately $7.1 million to CBAK Power (collectively, the “Third Debt” and “Fourth Debt”). Pursuant to the terms of the cancellation agreement, the creditors agreed to cancel the Third Debt and Fourth Debt in exchange for an aggregate of 7,092,219 shares of Common Stock of the Company at an exchange price of $1.05 per share. According to the amount of loan, 1,384,717, 2,938,067 and 2,769,435 shares were issued to Mr. Dawei Li, Mr. Yunfei Li and Asia EVK, respectively. Upon receipt of the shares, the creditors released the Company from any claims, demands and other obligations relating to the Third Debt and Fourth Debt.

(11)	On August 23, 2019, pursuant to the 2015 Plan, each of our independent directors then was granted 20,000 restricted share units of the Company’s Common Stock. The share units vest semi-annually in 6 equal installments over a three-year period with the first vesting on September 30, 2019.

(12)	On October 14, 2019, we entered into a cancellation agreement with Mr. Shangdong Liu, Mr. Shibin Mao, Ms. Lijuan Wang and Mr. Ping Shen, who loaned an aggregate of approximately $4.2 million to CBAK Power (the “Fifth Debt”) and the unpaid earnest money of approximately $1.0 million. Pursuant to the terms of the cancellation agreement, the creditors agreed to cancel the Fifth Debt and convert the unpaid earnest money in exchange for an aggregate of 8,599,717 shares of Common Stock of the Company at an exchange price of $0.6 per share. According to the amount of loan, 528,053, 3,536,068, 2,267,798 and 2,267,798 shares were issued to Mr. Shangdong Liu, Mr. Shibin Mao, Ms. Lijuan Wang and Mr. Ping Shen, respectively. Upon receipt of the shares, the creditors released the Company from any claims, demands and other obligations relating to the Fifth Debt and the unpaid earnest money.

(13)	On April 19, 2016, Ms. Pei was granted 50,000 restricted shares under the 2015 Plan. Such shares vest semi-annually in 6 equal installments over a three-year period with the first vesting on December 31, 2016. On August 23, 2019, pursuant to the 2015 Plan, the Company granted Ms. Pei an aggregate of 180,000 restricted share units of the Company’s Common Stock. The share units vest semi-annually in 6 equal installments over a three-year period with the first vesting on September 30, 2019.

(14)	On April 27, 2020, the Company entered into a cancellation agreement with Mr. Yunfei Li, Mr. Ping Shen and Asia EVK (the creditors), who loaned an aggregate of approximately $4.3 million to CBAK Power (the “Sixth Debt”). Pursuant to the terms of the cancellation agreement, Mr. Yunfei Li, Mr. Ping Shen and Asia EVK agreed to cancel the Sixth Debt in exchange for 2,062,619, 4,714,557 and 2,151,017 shares of Common Stock, respectively, at an exchange price of $0.48 per share. Upon receipt of the shares, the creditors released the Company from any claims, demands and other obligations relating to the Sixth Debt. The cancellation agreement contains customary representations and warranties of the creditors.

Changes in Control

There are no arrangements known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Company.

PROPOSAL 1. – approval, for purposes of complying with Nasdaq Listing Rule
5635(d), of any future adjustments of exercise prices of the Warrants below their floor prices in accordance with the terms of such warrants

The information set forth in this Proposal 1 is qualified in its entirety by reference to the full text of certain Securities Purchase Agreement and the forms of certain Warrants attached as Exhibits 10.1, 4.1 and 4.2, respectively, to our Current Report on Form 8-K filed with the SEC on February 9, 2021. Stockholders are urged to carefully read these documents.

Background

On February 8, 2021, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional investors, pursuant to which we issued and sold, in a registered direct offering, an aggregate of 8,939,976 shares (the “Shares”) of Common Stock at a per share purchase price of $7.83. In addition, under the Securities Purchase Agreement, we issued to the investors (i) in a concurrent private placement, the Series A-1 warrants to purchase a total of 4,469,988 shares of Common Stock, at a per share exercise price of $7.67 and exercisable for 42 months from the date of issuance (the “Series A-1 Warrants”); (ii) in the registered direct offering, the Series B warrants to purchase a total of 4,469,988 shares of Common Stock, at a per share exercise price of $7.83 and exercisable for 90 days from the date of issuance (the “Series B Warrants”); and (iii) in the registered direct offering, the Series A-2 warrants to purchase up to 2,234,992 shares of Common Stock, at a per share exercise price of $7.67 and exercisable for 45 months from the date of issuance (the “Series A-2 Warrants,” and together with the Series A-1 Warrants, the Series A-2 Warrants and the Series B Warrants, the “Investor Warrants.”). In connection with this offering, we also issued, as additional compensation, to FT Global Capital, Inc., our exclusive placement agent, warrants to purchase up to 5% of the Shares placed in this offering, or 446,999 shares of our Common Stock, at an exercise price of $9.204 per share, which warrants were offered in the concurrent private placement (the “Placement Agent Warrants,” and together with the Investor Warrants, the “Warrants”).

The actual number of Series A-2 Warrants available for exercise is contingent on the amount of shares of Common Stock issued upon the investors’ exercises of Series B Warrants. In particular, the maximum shares of Common Stock into which Series A-2 Warrants are exercisable shall increase, on a share-by-share basis, by 50% of the aggregate number of shares of Common Stock issued to the investors in each exercise of Series B Warrants by the investors. If none of the Series B Warrants has been exercised within the term of the Series B Warrants (i.e., 90 days of the issuance date), all of the Series A-2 Warrants will expire on the same date as the Series B Warrants. Series B Warrants can only be exercised for cash while holders of the Series A-1 Warrants and Series A-2 Warrants have the right to exercise these warrants on a cashless basis if the registration statement or prospectus contained therein is not available for the issuance of all shares of Common Stock issuable upon exercise of the Series A-1 Warrants and Series A-2 Warrants.

The exercise price of each series of the Warrants is also subject to customary adjustment in case of stock splits, stock dividends, stock combinations and similar recapitalization transactions. In addition, if we make certain dilutive issuances (with limited exceptions), the exercise price of the Investor Warrants would be lowered to the per share price for the dilutive issuances. However, without stockholder approval, the Warrants’ exercise price may not be adjusted to be less than $7.67, which is the average closing price of the Common Stock for the five trading days immediately prior to the date of the Securities Purchase Agreement (the “Floor Price”). In addition, without stockholder approval, the Company may not raise additional funds in the future by issuing additional shares at a price less than the Floor Price during the term of the Warrants. The exercisability of the Warrants may also be limited if, upon exercise, the holder and its affiliates would in aggregate beneficially own more than 4.99% or 9.99% of the Common Stock, which percentage shall be elected by the holder on or prior to the issuance date.

The closing of the above offering (the “Offering”) occurred on February 10, 2021. As of the date of this proxy statement, none of the Warrants have been exercised.

Reasons for Requesting Stockholder Approval

Our Common Stock is listed on the Nasdaq Capital Market and trades under the symbol “CBAT.” Nasdaq Listing Rule 5635(d) requires stockholder approval in connection with a transaction other than a public offering involving the sale or issuance by the issuer of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the common stock immediately preceding the signing of the binding agreement for the issuance of such securities; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities (the “Minimum Price”).

The offering of the Shares, the Warrants and the underlying Common Stock of the Warrants did not constitute a public offering under the Nasdaq Listing Rules. As a result, in order to comply with the Nasdaq Listing Rule 5635(d), the per share offering price of the Shares and the exercise price of each series of Warrants were at or above the Minimum Price. In addition, without stockholder approval, the exercise price of each series of Warrants may not be reduced to be less than the Floor Price, or $7.67 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events). As a result, the Offering was not subject to the stockholder approval requirement provided in Nasdaq Listing Rule 5635(d), and we were able to issue an aggregate number of the Shares, together with the shares of Common Stock issuable upon exercise of the Warrants, in excess of 20% of the outstanding shares of our Common Stock and the voting power thereof prior to the issuance without obtaining the prior stockholder approval.

Under the Securities Purchase Agreement, for so long as any Warrants remain outstanding, unless we have obtained the stockholder approval, we may not, in any manner, enter into or affect any issuance of additional shares at a price lower than the Floor Price. In the Securities Purchase Agreement, we agreed to solicit stockholder approval to allow issuances below the Floor Price for the Warrants, and this approval is being sought at the Special Meeting pursuant to this Proposal 1. We are required under the Securities Purchase Agreement to call and hold a stockholder meeting no later than May 31, 2021 to seek such approval from our stockholders.

The stockholder approval will not increase the number of shares of Common Stock issuable upon exercise of the Warrants. With your approval, we may reduce the exercise price of the Warrants if and only if during the term of Warrants, we consummate a transaction in which we issue shares of Common Stock or securities convertible into or exercisable for shares of Common Stock at a consideration per share less than the then applicable exercise price of the Warrants, subject to certain exceptions.

Possible Effects of Disapproval of this Proposal

Our Board is not seeking the approval of our stockholders to authorize our entry into the Securities Purchase Agreement. The issuance and sale of the Shares and Warrants have already occurred and the Securities Purchase Agreement and related transaction documents are binding obligations on us. The Shares and the Warrants will continue to be outstanding, and the terms of the Warrants will remain outstanding obligations of ours in favor of the holders of such Warrants. In addition, as described above, the stockholder approval will not result in the increase of number of shares of Common Stock to be issued or issuable upon exercise of the Warrants. It may reduce the exercise price of Warrants if in the future we issue shares of Common Stock at a per share price less than the then applicable exercise price of Warrants. However, if Proposal 1 is not approved by our stockholders, as required by the Securities Purchase Agreement we would not be able to raise additional funds by issuing shares of Common Stock or other securities in a dilutive issuance at a per share price less than the Floor Price. Our ability to successfully implement our business plans and ultimately generate value for our stockholders is dependent on our ability to maximize capital raising opportunities. If we were unsuccessful in raising additional capital, we would be required to curtail our plans to expand our manufacturing and sales capabilities and instead reduce operating expenses, dispose of assets, as well as seek extended terms on our obligations, the effect of which would adversely impact future operating results. While we will not necessarily issue any shares of Common Stock or other securities below the Floor Price in the near future, we need the approval of stockholders in order to maintain maximum flexibility in our capital raising abilities.

In addition, our failure to receive the stockholder approval of this proposal would result in our inability to issue shares at a price below the Floor Price and accordingly may prevent holders from exercising the Warrants on a cash basis to the extent the exercise price of the Warrants exceeds the then applicable market price of our Common Stock. We do not expect that holders of the Warrants will exercise the Warrants in that case, and, as a result, we would not receive any additional funds.

If we fail to obtain the stockholder approval by May 31, 2021, we agreed in the Securities Purchase Agreement to cause additional stockholder meetings to be held by August 31, 2021 and semi-annually thereafter seeking stockholder approval of this proposal until the stockholder approval is obtained, or the Warrants expire or are exercised in full pursuant to their terms. As such, our failure to receive stockholder approval of this proposal will require us to incur the costs of holding one or more additional stockholder meetings until we receive such approval.

Required Vote

Approval of Proposal 1 requires the affirmative vote of a majority of the shares of the Common Stock present in person or represented by proxy and entitled to vote that are actually voted on the matter (assuming a quorum is present). Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal.

Recommendation of the Board

The Board of Directors recommends a vote “FOR” the approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of any future adjustments of exercise prices of the Warrants below their floor prices in accordance with the terms of such warrants.

PROPOSAL 2. – APPROVAL OF ONE OR MORE ADJOURNMENTS OF THE SPECIAL MEETING,
IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES

Purpose of Adjournment Proposal

If the Special Meeting is convened and a quorum is present, but there are not sufficient votes to approve Proposal 1, or if there are insufficient votes to constitute a quorum, our proxy holders may move to adjourn the Special Meeting at that time in order to enable the Board to solicit additional proxies.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Special Meeting to another time and place, if necessary or appropriate (as determined in good faith by the Board), to solicit additional proxies in the event there are not sufficient votes to approve Proposal 1. If our stockholders approve this Proposal 2, we could adjourn the Special Meeting and any adjourned or postponed session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat Proposal 1, we could adjourn the Special Meeting without a vote on such proposal and seek to convince our stockholders to change their votes in favor of such proposal.

If it is necessary or appropriate (as determined in good faith by the Board) to adjourn the Special Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is adjourned, so long as the meeting is adjourned for thirty (30) days or less and no new record date is fixed for the adjourned meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

If the Special Meeting is adjourned, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you sign and return a proxy and do not indicate how you wish to vote on any proposal, or if you indicate that you wish to vote in favor of Proposal 1, but do not indicate a choice on this Proposal 2, your shares will be voted in favor of this proposal. But if you indicate that you wish to vote against Proposal 1, your shares will only be voted in favor of Proposal 2 if you indicate that you wish to vote in favor of this proposal.

Vote Required

Approval of Proposal 2 requires the affirmative vote of a majority of the shares of the Common Stock present in person or represented by proxy and entitled to vote that are actually voted on the matter. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal.

Recommendation of the Board

The Board of Directors recommends a vote “FOR” approval of one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies.

STOCKHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING

As previously stated in the Company’s proxy statement filed with SEC on October 29, 2020 for our annual meeting held on December 22, 2020, pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”), a stockholder who intended to present a proposal at our next annual meeting of stockholders and who wished to include such proposal to be included in the proxy statement for that meeting was required to submit the proposal in writing no later than December 31, 2020, after which date such stockholder proposal will be considered untimely. The deadline to submit such proposal has passed and a stockholder may no longer submit a proposal under Rule 14a-8 for our 2021 annual meeting in the absence of further notice from the Company. If we change the date of the 2021 annual meeting by more than 30 days from the anniversary of the 2020 annual meeting, stockholder proposals must be received a reasonable time before we begin to print and send our proxy materials for the 2021 annual meeting in order to be considered for inclusion in our proxy statement.

OTHER MATTERS

Our Board of Directors is not aware of any business to come before the Special Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Special Meeting, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the person or persons voting the proxies.

By Order of the Board of Directors
__________, 2021

/s/ Yunfei Li
Chairman

CBAK ENERGY TECHNOLOGY, INC.

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 10, 2021

Special Meeting Proxy Card

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of CBAK ENERGY TECHNOLOGY, INC., a Nevada corporation (the “Company”), acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, dated March [         ], 2021, and hereby constitutes and appoints Mr. Yunfei Li, the Company’s Chairman, President and Chief Executive Officer, and Ms. Xiangyu Pei, the Company’s Interim Chief Financial Officer, or either of them acting singly in the absence of the other, with full power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of the Company’s Common Stock which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on May 10, 2021 (the “Special Meeting”), and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

The undersigned hereby instructs said proxies or their substitutes:

The Board of Directors recommends that you vote FOR the following:

1.	Approve, for purposes of complying with Nasdaq Listing Rule 5635(d), any future adjustments of exercise prices of the Warrants below their floor prices in accordance with the terms of such warrants.

FOR ☐	AGAINST ☐	ABSTAIN ☐

The Board of Directors recommends that you vote FOR the following:

2.	Approve one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposal.

FOR ☐	AGAINST ☐	ABSTAIN ☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting, and any adjournment or adjournments thereof.

IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF COMMON STOCK COVERED HEREBY WILL BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED “FOR” PROPOSALS 1 AND 2. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

I (we) acknowledge receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement dated __________, 2021, and ratify all that the proxies, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.

If you are voting by mail, please sign, date and mail this proxy immediately in the enclosed envelope. You are also permitted and encouraged to vote online by following the instructions on the Notice of Internet Availability of Proxy Materials that was separately mailed to you.

Name

Name (if joint)

Date _____________, 2021

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope, if mailed in the United States.